Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Group 1 Automotive, Inc. and in each related Prospectus of our report dated February 12, 2010 with respect to the consolidated financial statements of Group 1 Automotive, Inc. and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Annual Report (Form 10-K) for the year ending December 31, 2009.
1.	Registration Statement (Form S-3 No. 333-161325) of Group 1 Automotive, Inc. and related Prospectus

2.	Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and related Prospectus

3.	Registration Statement (Form S-3 No. 333-137088) of Group 1 Automotive, Inc. and related Prospectus

4.	Registration Statement (Form S-4 No. 333-109080) of Group 1 Automotive, Inc. and related Prospectus

5.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (No. 333-161324)

6.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 401(k) Savings Plan (No. 333-113679)

7.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (No. 333-145034)
/s/ Ernst & Young LLP
Houston, Texas
February 12, 2010